Photog

Photog is an online marketplace where customers can search for and hire a professional photographer in their area within minutes.

PHOTOG

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Introduction

Photog is the online marketplace of choice for photography services.

- We provide the ability to search for and schedule a session with a peer-reviewed photographer anywhere in the world within minutes.
- We provide the tools and market for photographers to differentiate themselves and create better leads with lower acquisition costs.

The Market

The costs associated with becoming a professional photographer have plummeted over the years, giving rise to an ever-increasing flood of sole proprietors into the professional photography marketplace.

The photography services market in the United States is currently at $10 billion in revenue and is growing. The rate at which it is projected to increase over time is 1.8%/yr by 2021.

Around 90% of the photography industry is currently made up of sole proprietors or businesses with 5 or fewer employees. This small business market represents 38.2% of industry revenue which is a $3.82 billion market opportunity in the United States.

There are currently no photography marketplaces that use dynamic filters on a free-to-join platform to create the most robust market of choices with the best possible matches like Photog.

Progress

- **Spring 2017:** Completed customer discovery interviews and business model canvas for Dare to Dream grant; formed LLC.
- **Spring/Summer 2017:** Created site requirements with input from customers
- **Summer 2017:** Began building Wordpress back-end and developing modules to meet requirements
- **Moving forward:** Looking for investment to use for custom development on search filter and registration process to complete the site. Also looking for investment to use for marketing to help meet planned launch in Fall 2017.

Team

The team was recruited based on their expertise in the areas they represent. It was important to have marketing, entrepreneurship, IT and professional photography experience on the team. We have all worked together previously with the connection being the Ross School of Business and Photography at Ross school photography club.



Brad Ziajor Founder and CEO

Professional experience in project management and IT. MBA from the Ross School of Business at the University of Michigan where he ran the successful club Photography at Ross.



Christopher Rizzo Founder and CMO

Extensive professional experience in digital marketing and management for technology startups. Professional photographer.



Kapil Chaudhuri Founder and CTO

Broad professional experience in software development and IT management. MBA from the Ross School of Business.



Allyson Stewart Founder and Advisor

Professional photographer and successful Founder at Thrive, LLC with experience in digital marketing and entrepreneurship. MBA from the Ross School of Business at the University of Michigan.

Be a part of Photog

This is an offering of Membership Units, under registration exemption 4(a)(6), in Photog LLC. This offering must raise at least $10,000 by December 4, 2017 at 4:00pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Photog may issue additional securities to raise up to $25,000, the offering's *maximum*.

$0 raised

$10,000 target $25,000 maximum

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

875,000 shares × $1.00 per share
= $875,000 implied valuation

Pitch Deck



PHOTOG
The Photography Marketplace



01
Photog is the online marketplace of choice for photography services.
02
We provide the ability to search for and schedule a session with a peer-reviewed photographer anywhere in the world within minutes.
PHOTOG



OPPORTUNITY
Billion USD ($)
10
10.18
10.36
10.54
10.73
3.82
3.89
3.96
4.03
4.1
2017
2018
2019
2020
2021
Industry Revenue
Sole Propietor Revenue



PROBLEM
Customers
Photographers
Lack of transparency and standardization makes existing solutions risky in terms of quality and value
Flood of sole proprietors with individual websites makes comparison shopping difficult and time consuming
Existing solutions generate poor lead conversion ratios for photographers
It can be difficult and time-consuming to differentiate in the marketplace

SOLUTION


Search
• Simple but comprehensive filters
• Review other user ratings
Select
• Find your photographer
• Communicate via Photog
Pay
• Submit payment via Photog
Rate
• Return to rate your photography experience

VALUE

Customers

- Increased transparency and standardization
- One stop shop to enable comparison shopping, communication, and purchase
- Review other users ratings
- Payment security

Photographers

- Improved lead generation and lower acquisition cost
- Improved lead quality by providing better customer matches
- Payment processing and security
- Studio and product creation tool with links to social media

BUSINESS MODEL

Free sign up for photographers and customers.

7.95% transaction fee split evenly between the customer and photographer. Payment processing using PayPal.

BUSINESS GROWTH / TRACTION

- Spring 2017: Completed customer discovery interviews and business model canvas for Dare to Dream grant; formed LLC.
- Spring/Summer 2017: Created site requirements with input from customers
- Summer 2017: Began building Wordpress back-end and developing modules to meet requirements
- Moving forward: Looking for investment to use for custom development on search filter and registration process to complete the site. Also looking for investment to use for marketing to help meet planned launch in Fall 2017.


Find Your Photog


COMPETITION
Photog
Scoopshot
The Knot
Wedding Wire
Facebook Pages
Thumbtack
Craigslist
Individual Websites
Word of Mouth
Transparency
Ease of Search


TEAM
Brad Ziajor – Founder and CEO
Professional experience in project management and IT. MBA from the Ross School of Business at the University of Michigan where he ran the successful club Photography at Ross.
Christopher Rizzo – Founder and CMO
Extensive professional experience in digital marketing and management for technology startups. Professional photographer.
Kapil Chaudhuri – Founder and CTO
Broad professional experience in software development and IT management. MBA from the Ross School of Business.
Allyson Stewart – Founder and Advisor
Professional photographer and successful Founder at Thrive, LLC with experience in digital marketing and entrepreneurship. MBA from the Ross School of Business at the University of Michigan.

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Financials

We plan to use the funds to complete the development of the site. Custom development is required to meet the requirements generated by our team through interviews with numerous customers and photographers. Any additional capital will be used for an aggressive marketing campaign using social media, SEO, and photography conference outreach. Any funds beyond that will go for first year operating expenses.

- Income statement
- Balance sheet
- Cash flow statement
- Change in equity statement
- Executive certification

Recap

Photog is an online photography services marketplace which uses dynamic filters and customer feedback to create the best possible matches. The value we add:

For Customers:

- Increased transparency and standardization
- One stop shop to enable comparison shopping, communication, and purchase
- Review other users ratings
- Payment security

For Photographers:

- Improved lead generation and lower acquisition cost
- Improved lead quality by providing better customer matches
- Payment processing and security
- Studio and product creation tool with links to social media

Photog’s SEC filings

The Offering Statement is a formal description of the company and this transaction. It’s filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

- Latest offering statement

Ask Photog a question

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Understand the risks

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That’s typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company’s control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.